EXHIBIT 4.1




067436                                                            COMMON STOCK
     NUMBER                                                        SHARES
    FBU                 [LOGO-FIRST IN THE U.S.]
                                      CHARTER ONE
                                      FINANCIAL, INC.(R)

                                                        $.01 PAR VALUE PER SHARE
INCORPORATED UNDER THE LAWS                             CUSIP 160903 10 0
  OF THE STATE OF DELAWARE                              SEE REVERSE FOR CERTAIN
                                                        DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF BOSTON, MA OR NEW YORK, NY

This Certifies that





is the record holder of


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, OF

Charter One Financial, Inc. transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                             /s/ Charles John Koch

                                                   President


                                             /s/ Robert J. Vana

                                                   Secretary


[SEAL]
CHARTER ONE FINANCIAL, INC.    COUNTERSIGNED AND REGISTERED:           [GRAPHIC]
   CORPORATE SEAL                FLEET NATIONAL BANK
    DELAWARE                       (f/k/a BankBoston, N.A.)
                                     TRANSFER AGENT AND REGISTRAR


AMERICAN BANK NOTE COMPANY      BY
                                /s/ Timothy D. Ryan
                                      AUTHORIZED SIGNATURE


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         The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Charter One Financial, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation), to all of which the holder by acceptance hereof assents.

         The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

         Until the earlier of the Separation Time and the Expiration Time (as such terms are defined in the Rights Agreement referred to below) this certificate shall also evidence and entitle the holder hereof to certain Rights as set forth in the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 20, 1999 (as such may be amended from time to time, the "Rights Agreement"), between Charter One Financial, Inc. (the "Company") and Fleet National Bank (f/k/a BankBoston, N.A.), as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock, Preferred Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an "Affiliate" or "Associate" thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                UNIF GIFT MIN ACT-           Custodian
TEN ENT - as tenants by the entireties                          --------------------------------
JT TEN  - as joint tenants with right                             (Cust)             (Minor)
          of survivorship and not as                            under Uniform Gifts to Minors
          tenants in common                                     Act_____________________________
                                                                            (State)
                                              UNIF TRF MIN ACT-_______Custodian (until age_____)

                                                               to Minors Act __________________
                                                                                   (State)


        Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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------------------------------------------------------------------------ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

---------------------------------------------------------------------- Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________

                             X___________________________________________

                             X___________________________________________
                              THE SIGNATURES(S) TO THIS ASSIGNMENT MUST
                     NOTICE:  CORRESPOND WITH THE NAME(S) AS WRITTEN UPON
                              THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By_____________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT
UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad-15.